Exhibit 99.1

Contact: Rick Berry
Chief Financial Officer
600 Travis Street, Suite 5800
Houston, Texas 77002
713.993.4614

The Edelman Financial Group Reports First Quarter Earnings
from Continued Operations of $0.01 Per Share, Impacted by
Expenses Related to Proposed Take-Private Transaction

HOUSTON, May 8, 2012 – The Edelman Financial Group Inc. (NASDAQ:EF) today reported first quarter earnings from continuing operations of $258,000, or $0.01 per share, compared to $3.5 million, or $0.12 per share, in the year earlier period.

Expenses related to its previously announced plan to take the Company private at $8.85 per share in a transaction including Lee Equity Partners and members of management totaled $1.9 million after-tax, or $0.06 per share, in the quarter. Net operating income from core activities totaled $2.2 million, or $0.07 per share, versus $2.2 million, or $0.07 per share, in the same period last year. Absent the costs of the proposed take-private transaction and other unusual costs, core earnings from continuing operations would have been approximately $0.12 per share.

George L. Ball, Chairman and Co-Chief Executive Officer, said, “Our assets under management climbed 8.6% to $17.7 billion from $16.3 billion three months earlier. Edelman Financial Services, our largest subsidiary, brought in $284 million of net new client assets, with investment gains and inflows in several of our other wealth management units contributing the balance of the increase.”

Added Ric Edelman, President and Co-Chief Executive Officer, “We showed continued gains in our Edelman Financial Services offices. Overall after-tax profits in the Edelman Financial Services subsidiary increased 27% to $2.8 million in the current year quarter from $2.2 million in the same period last year. Our expansion and additional staffing penalized earnings by $0.02 per share in the first quarter of 2012. However, the twenty-six offices opened since September, 2009 are performing somewhat ahead of plan.”

The Company’s proposed take-private transaction is proceeding normally. As announced, subject to regulatory, shareholder and other approvals or changes of circumstance, it is expected that the transaction will close sometime in the third quarter.

Conference Call

The Company will host a conference call on Tuesday, May 8, 2012 to discuss first quarter 2012 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (800) 447-0521 or International dial-in number (847) 413-3238 and enter pass code 32206402. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 10 days by dialing (888) 843-7419 (U.S.), (630) 652-3042 (International) and entering the pass code 32206402#.

Selected Condensed Operating Information

(in thousands)

(unaudited)

About The Edelman Financial Group

The Edelman Financial Group is a wealth management company that manages approximately $17.7 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. The Edelman Financial Group has approximately 500 employees in 21 states. Additional information is available at www.edelmanfinancial.com.

Cautionary Statement Regarding Forward Looking Information

In addition to the historical information, this press release contains certain forward-looking and non-GAAP statements under federal securities laws. These statements concern The Edelman Financial Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. Non-GAAP information includes operating earnings, defined as earnings from continuing operations, adjusted for investment portfolio gains and losses. These risks and uncertainties, many of which are beyond the Company’s control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company’s services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed take-private transaction, the Company will file a proxy statement and other materials with the Securities and Exchange Commission. The Company and its directors, executive officers, and certain other members of its management and employees may be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2011 with respect to the 2011 Annual Meeting of Shareholders of The Edelman Financial Group as well as other proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and information concerning all of the Company participants in the solicitation will be included in the proxy statement and other materials to be filed with the SEC in connection with to the proposed merger when it becomes available. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Company’s website, www.edelmanfinancial.com, or at the Securities and Exchange Commission’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to Susan Bailey, Corporate Secretary, at (713) 220-5115.

* * *

Selected Condensed Operating Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenue	$42,454	$41,593
Expenses	40,220	35,907
Net	2,234	5,686
Equity in income of limited partnerships	916	3,459
Income from continuing operations before income taxes	3,150	9,145
Provision for income taxes	(713)	(2,435)
Income from continuing operations, net of income taxes	2,437	6,710
Loss from discontinued operations, net of income taxes of
$(33) and $(417) respectively	(134)	(810)
Net income	2,303	5,900
Less: Net income attributable to the noncontrolling interest	(2,302)	(3,063)
Net income attributable to The Edelman Financial Group Inc.	$1	$2,837

Basic earnings (loss) per common share:
Continuing operations	$0.01	$0.12
Discontinued operations	(0.01)	(0.02)
Net earnings	$0.00	$0.10

Diluted earnings (loss) per common share:
Continuing operations	$0.01	$0.12
Discontinued operations	(0.01)	(0.02)
Net earnings	$0.00	$0.10

Weighted average shares outstanding:
Basic	29,233	29,168
Diluted	30,035	29,998

Amounts attributable to The Edelman Financial Group Inc. common shareholders:
Income from continuing operations, net of tax	$258	$3,489
Loss from discontinued operations, net of tax	(257)	(652)
Net income	$1	$2,837

GAAP to Non-GAAP Reconciliation	Three Months Ended
	March 31, 2012
Net operating income from core activities:	Amount	Diluted EPS
Income from continuing operations, net of tax, attributable to
The Edelman Financial Group Inc.	$258	$0.01
Adjustments:
Costs associated with take-private transaction	1,533	0.05
Tax provision normalized reflecting impact of transaction costs	382	0.01
Change in valuation of Global Financial contingent consideration	240	0.01
Decline in investment banking revenue	351	0.01
Investment portfolio gains, net of tax	(602)	(0.02)
Net operating income from core activities	2,162	0.07
Payroll tax increase from Q4 2011	573	0.02
Audit fee increase from Q4 2011	490	0.02
Normalize investment banking revenue to 2011 levels	257	0.01
Core earnings from continuing operations	$3,482	$0.12

Weighted average shares outstanding		30,035

	Three Months Ended
	March 31, 2011
Net operating income from core activities:	Amount	Diluted EPS
Income from continuing operations, net of tax, attributable to
The Edelman Financial Group Inc.	$3,489	$0.12
Adjustments:
Cost allocations related to Madison Williams	(212)	(0.01)
Investment portfolio gains, net of tax	(1,052)	(0.04)
Net operating income from core activities	$2,225	$0.07

Weighted average shares outstanding		29,998

Balance sheet data:
Cash and cash equivalents	$36,653
Other tangible net assets	149,683
Tangible net assets	186,336
Shareholders’ equity	$250,301

Selected Condensed Operating Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenue:
Mass Affluent	$24,970	$21,206
Other Wealth Management	15,829	20,459
Wealth Management Total	40,799	41,665
Corporate Support and Other	1,655	(72)
Total	$42,454	$41,593

Income (loss) from continuing operations before equity in income of limited partnerships and income taxes:
Mass Affluent	$6,092	$4,780
Other Wealth Management	5,221	6,821
Wealth Management Total	11,313	11,601
Corporate Support and Other	(9,079)	(5,915)
Total	$2,234	$5,686

Equity in income of limited partnerships:
Mass Affluent	$-	$-
Other Wealth Management	484	2,617
Wealth Management Total	484	2,617
Corporate Support and Other	432	842
Total	$916	$3,459

Income (loss) from continuing operations before income taxes:
Mass Affluent	$6,092	$4,780
Other Wealth Management	5,705	9,438
Wealth Management Total	11,797	14,218
Corporate Support and Other	(8,647)	(5,073)
Total	$3,150	$9,145

Net (income) loss attributable to the noncontrolling interest:
Mass Affluent	$(1,463)	$(1,147)
Other Wealth Management	(1,094)	(2,476)
Wealth Management Total	(2,557)	(3,623)
Corporate Support and Other	255	560
Total	$(2,302)	$(3,063)